Exhibit 5

UNION CARBIDE CORPORATION   39 Old Ridgebury Road, Danbury, CT 06817-0001
                                                  Phone:  (203)794-6327
                                                  Fax:    (203)794-6269
Phyllis Savage
ASSISTANT GENERAL COUNSEL
CHIEF FINANCE AND SECURITIES COUNSEL

                                                  April 28, 1999

BOARD OF DIRECTORS
Union Carbide Corporation

               Registration Statement on Form S-3

Ladies and Gentlemen:

          This opinion is being rendered in connection with the Registration Statement on Form S-3 (the "Registration Statement") and the related Prospectus (the "Prospectus") being filed by filed by Union Carbide Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933 (the "Act") of $360 million aggregate principal amount of the Company's debt securities (the "Securities") to be issued pursuant to an indenture filed as an exhibit to the Registration Statement (the "Indenture").

          In that connection, I have examined copies of such corporate records and made such inquiries as I have deemed necessary for the purpose of rendering the opinion set forth below. It is my understanding that the terms of the Securities will be consistent with the Indenture and the Prospectus and that the Securities will be executed and authenticated in accordance with the terms of the Indenture and will be delivered to purchasers thereof against payment therefor.

          Based upon the foregoing, in my opinion, the Securities to be sold pursuant to the Registration Statement when it becomes effective will be valid and binding obligations of the Company, enforceable in accordance with their terms. This opinion is qualified insofar as enforceability may be limited by fraudulent transfer, bankruptcy, insolvency or similar laws affecting creditor's rights generally and the availability of equitable remedies may be limited by equitable principles of general applicability.

          This opinion is limited to the federal laws of the United States of America and the laws of the State of New York.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of my name under the caption "Legal Opinions" in the related prospectus. In giving such consent, I do not hereby admit that I am in the categories of persons whose consent is required under
Section 7 of the Act.

                                                  Very truly yours,

                                                  /s/Phyllis Savage
                                                  Phyllis Savage